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                                                                                   EXHIBIT 21.1

                                          SUBSIDIARIES OF THE REGISTRANT
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                                                            Jurisdiction of           Percent of
Parent                  Subsidiaries                        Organization              Ownership
------                  ------------                        ------------              ---------

Hawk Corporation        Friction Products Co.               Ohio                        100%
                        Logan Metal Stampings, Inc.         Ohio                        100%
                        Helsel, Inc.                        Delaware                    100%
                        S.K. Wellman Holdings, Inc.         Delaware                    100%
                        Hutchinson Products Corporation     Delaware                    100%

Friction Products Co.   Hawk Brake, Inc.                    Ohio                        100%


S.K. Wellman            S.K. Wellman Corp.                  Delaware                    100%
Holdings, Inc.          Wellman Friction Products
                                U.K. Corp.                  Delaware                    100%
                        S.K. Wellman S.p.A.                 Italy                         5%

S.K. Wellman Corp.      The S.K. Wellman Company
                                of Canada Limited           Canada                      100%
                        S.K. Wellman S.p.A.                 Italy                        95%

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